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                              CONSULTING AGREEMENT


         Consulting Agreement ("Agreement"), dated as of January 1, 2004, by and between American Technical Ceramics Corp., a Delaware corporation (the "Company"), and Northport Systems, Inc., a New York corporation (the "Consultant").

         WHEREAS, the Consultant has been providing consulting services to the Company pursuant to a Consulting Agreement, dated as of November 2, 2000, between the Company and Stuart P. Litt ("Litt"), which agreement was assigned to the Consultant on or about March 2, 2001 and expired on December 31, 2003 (the "Prior Agreement"); and

         WHEREAS, the Company desires again to retain the consulting services of the Consultant, and the Consultant desires to provide such consulting services to the Company, on the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Engagement; Duties.

         (a) The Company hereby engages the Consultant as a consultant to the Company during the Term (as hereinafter defined) to provide such advisory and other consulting services as the Company shall from time to time reasonably request or require, and the Consultant hereby accepts such engagement, all upon and subject to the terms and conditions hereinafter set forth. It is expected that Consultant's duties shall include consulting relating to (i) marketing;
(ii) organizational and financial strategy; (iii) acquisitions and joint ventures; (iv) analyses of operations and management processes; (v) key personnel matters; and (vi) such other matters about which the Company may reasonably request.

         (b) All consulting services to be performed by the Consultant hereunder shall be performed by Litt. Litt shall be available to the Company to provide such consulting services as the Company may request, provided that he shall not be required to make himself available for more than 15 full days during any calendar quarter during the Term (based upon eight working hours per day) unless the Company and the Consultant mutually agree to a greater number of full days. Unless the Company agrees otherwise, such consulting services shall be provided at the Company's headquarters in Huntington Station, New York, the Company's facilities in Jacksonville, Florida, or at the Consultant's place of business. However, Litt shall be available to travel as the Company's needs for his services require (subject to reimbursement of the Consultant's expenses with respect thereto as provided in Section 4(b) hereof).

         (c) Neither the Consultant nor Litt shall not be prohibited from undertaking or engaging in additional consultancies or other business activities, provided that (i) the consultancies or business activities in which the Consultant or Litt, as the case may be, so engages do not result in a violation of Sections 5, 6 or 7 of this Agreement, and (ii) the performance by the Consultant or Litt, as the case may be, of its or his duties in connection with
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such additional consultancies or business activities will not materially impair the Consultant's or Litt's ability to perform its or his obligations under this Agreement.

2. Nature of Relationship. In the performance of their respective obligations or the provision of services under this Agreement, the Consultant and Litt shall be independent contractors and not agents or employees of the Company. As an independent contractor, neither the Consultant nor Litt shall have, nor shall it or he hold himself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, in the name of, or binding upon, the Company or to pledge the Company's credit, or to extend credit in the Company's name, without the prior written consent of the Company.

3.       Term; Termination.

         (a) The term of the Consultant's engagement under this Agreement shall commence on January 1, 2004 (the "Effective Date") and shall terminate on the earliest of (i) December 31, 2004, (ii) the death of Litt, or (iii) such disability of Litt which results in an inability to perform his consulting duties hereunder; provided that the Company shall have the right to extend the term for an additional period of up to one year, provided that it gives notice of its election to do so to the Consultant on or before November 1, 2004. The term of the Consultant's engagement under this Agreement, as it may be so extended, is referred to herein as the "Term."

         (b) This Agreement may be terminated by either party prior to the expiration of the Term (i) immediately upon a material breach of this Agreement by the other party, or (ii) upon 60 days' prior written notice to the other party.

         (c) Upon expiration of the Term or the earlier termination of this Agreement, all rights, remedies, duties and obligations of the parties hereunder shall immediately cease, except (i) for those rights, remedies, duties and obligations which survive the termination of this Agreement as specifically set forth herein, (ii) for those rights and remedies to which the either party may be entitled as a result of any breach of this Agreement by the other, and (iii) the Consultant shall remain entitled to all then accrued but unpaid amounts due hereunder from the Company.

4.       Compensation and Benefits.

         (a) During the Term, in consideration of the services to be rendered by the Consultant hereunder, and subject to the terms hereof, the Company shall pay the Consultant in respect of each calendar quarter ending during the Term the sum of $2,000 for each full day during such calendar quarter that Litt provides consulting services pursuant to this Agreement (such amount to be payable on or before the 30th day after the end of the calendar quarter to which such payment relates). The Consultant shall provide the Company within 10 days after the end of each calendar quarter ending during the Term with a statement reflecting the days during such quarter that Litt provided consulting services, a description of such services and the number of hours during each such day that such services were performed. For the purposes of calculating the number of days worked in a quarter, (i) hours worked shall include travel to and from any of the Company's facilities or to any other situs that the Company requests that Litt perform services if and only if the number of hours worked on behalf of the Company during a day in

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which he travels on Company business in less than eight, and provided that in no event shall the number of hours worked on any such day, including travel time, exceed eight; and (ii) the number of days worked in the quarter shall be determined by dividing the actual number of hours worked by Litt in the quarter by eight and then rounding upward to the nearest whole number. By way of example, and not by way of limitation, (x) if Litt provides nine hours of consulting services (excluding travel time) on a day in which he travels to and/or from one of the Company's facilities to perform services for the Company, the Consultant shall not be given credit for any hours worked in respect of travel time; (y) if Litt travels four hours to and/or from one of the Company's facilities on a day in which he works six hours on behalf of the Company, the Consultant shall be given credit for two hours worked in respect of travel time; and (z) if Litt works 27 hours during a quarter, the Consultant shall be credited with having worked four days during the quarter.

         (b) During the Term, the Company shall reimburse the Consultant for Litt's reasonable and necessary business expenses incurred in providing his consulting services as directed by the Company hereunder, to the extent the Consultant shall document such expenses with receipts or other evidence to the satisfaction of Victor Insetta or Kathleen Kelly or the successors to their respective positions.

         (c) The Consultant shall be responsible for all income or other taxes based on the payment made to it hereunder. Accordingly, the Company shall not make any tax withholding, FICA or similar payments from the fees or other payments payable hereunder, except as may be required by law.

5. Confidentiality and Non-Disclosure. During the Term, and at all times thereafter, the Consultant and Litt shall treat as confidential any proprietary, confidential or secret information relating to the business or interests of the Company or any future parent, subsidiary, affiliate or customer of the Company, including, but without limitation, the organizational structure, operations, business plans, or technical projects of the Company or any future parent, subsidiary, affiliate or customer of the Company, and any research datum or result, invention, trade secret, customer list, process, or other work product developed by or for the Company or any future parent, subsidiary, affiliate or customer of the Company, whether on the premises of the Company or elsewhere ("Confidential Information"). During the Term, and at all times thereafter, neither the Consultant nor Litt shall disclose, utilize, or make accessible in any manner or in any form any Confidential Information other than in connection with performing the services required of it or him under this Agreement, without the prior written consent of the Company.

6.       Intellectual Property, Etc.

         (a) Each of the Consultant and Litt hereby agrees that any and all information, intellectual property, inventions and discoveries, whether or not patentable, that it or he conceives and/or creates during the Term which are a direct or indirect result of services performed hereunder, shall be work for hire and shall be the sole and exclusive property of the Company. Each of the Consultant and Litt hereby assigns to the Company any and all right, title and interest which it or he has or may acquire in the same. Each of the Consultant and Litt further agrees that it or he will promptly execute any and all applications, assignments or other

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instruments which an officer of the Company or the Board of Directors of the
Company shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said information, inventions and discoveries and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to said information, inventions, discoveries, patent applications, and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments, and the cost of prosecution of all such applications in the United States Patent Office and in the patent offices of foreign countries.

         (b) All documents, records, apparatus, equipment and other physical property furnished to the Consultant or Litt by the Company or produced by the Consultant or Litt or others in connection with his consulting shall be and remain the sole property of the Company. The Consultant or Litt shall return and deliver such property to the Company as and when requested by the Company.

7.       Non-Competition; Non-Solicitation.

         (a) Each of the Consultant and Litt agrees that it or he will not during the Term and, subject to Section 7(b) hereof, for a period of six months thereafter, engage in, or otherwise directly or indirectly be employed by, or act as a consultant, advisor or lender to, or be a director, officer, employee, stockholder, owner, or partner of, any other business or organization which competes with the Company or any parent, subsidiary, or affiliate of the Company. Notwithstanding anything contained herein to the contrary, the provisions of this Section 7(a) will not be deemed breached merely because the Consultant or Litt owns not more than 1% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Consultant or Litt, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

         (b) In the event that the average monthly payments to the Consultant during the six month period immediately preceding the expiration of the Term or earlier termination of this Agreement equal or exceed $6,000 per month, the period during which the Consultant and Litt shall be prohibited from competing with the Company or any parent subsidiary or affiliate of the Company shall be extended for six months. If the average monthly payments during such six month period are less than $6,000 per month, the Company shall have the option to extend the non-compete period for the additional six months by paying to the Consultant, in a lump sum, an amount equal to $36,000 less the amount actually paid to the Consultant pursuant to this Agreement during such six month period. The Company may exercise such option by giving the Consultant written notice thereof and by making the required payment within 10 business days of the expiration of the Term or earlier termination of this Agreement, as the case may be.

         (c) Each of the Consultant and Litt agrees that for a period of two years from the termination of this Agreement it or he will not, directly or indirectly, employ or solicit the employment or engagement by others of any employees of, or consultants hired by, the Company or any future parent, subsidiary or affiliate of the Company, within a period of one year after such person is no longer employed or retained by the Company or any future parent, subsidiary or affiliate of the Company.

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8.       Survival; Scope of Agreement. Each of the Consultant and Litt
acknowledges and agrees that the restrictions contained in Sections 5,6 and 7 hereof are a condition of the Consultant's engagement by the Company and shall survive termination of this Agreement. Each of the Consultant and Litt further acknowledges and agrees that such restrictions are reasonable in view of the nature of the business in which the Company is engaged and Litt's knowledge of the Company's business, and that any breach of its or his obligations under
Section 5,6 or 7 hereof will cause the Company irreparable harm for which the Company will have no adequate remedy at law. As a result, the Company shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order, or other equitable relief in favor of itself restraining the Consultant or Litt from committing or continuing any such violation. Any right to obtain an injunction, restraining order, or other equitable relief hereunder will not be deemed a waiver of any right to assert any other remedy the Company may have under this Agreement or otherwise at law or in equity.

9.       Assignment.

         (a) This Agreement is a personal contract calling for the provision of unique services by Litt on behalf of the Consultant, and the Consultant's rights and obligations hereunder may not be assigned or transferred without the prior written consent of the Company. In the event of any attempted assignment or transfer or rights hereunder by the Consultant contrary to the provisions hereof, the Company shall have no further liability hereunder.

         (b) The Company may assign or transfer this Agreement to (i) a successor entity in the event of a merger, consolidation, or transfer or sale of substantially all of the assets of the Company, or (ii) any entity controlling, under common control with or controlled by the Company. In the case of any such assignment or transfer by the Company, the rights and obligations of this Agreement shall be binding upon and inure to the benefit of such successors and assigns of the Company.

10. Notices. Any notice or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered, (iii) sent by prepaid overnight courier service, or (iv) sent by facsimile and confirmed by mail, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

         To the Company:              American Technical Ceramics Corp.
                                      One Norden Lane
                                      Huntington Station, New York  11746
                                      Attention: Kathleen M. Kelly,
                                                 Vice President - Administration
                                      Facsimile: (631) 622-4610

         To the Consultant or Litt:   Northport Systems, Inc.
                                      Attention:  Stuart P. Litt
                                      215 Scudder Avenue
                                      Northport, New York 11768
                                      Facsimile: (631) 262-0118



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         Each notice or other communication shall be deemed to have been given or made on the date of actual receipt, except that a facsimile sent after normal business hours shall be deemed received on the next day that recipient's office is open which is not a Saturday, Sunday or holiday.

11. Severability. In the event any of the provisions of this Agreement is determined to be invalid, prohibited or unenforceable by a court or other body of competent jurisdiction, this Agreement shall be construed as if such invalid, prohibited or unenforceable provision has been more narrowly drawn so as not to be invalid, prohibited or unenforceable. Notwithstanding the foregoing sentence, in the event that any provision contained in this Agreement should be determined to be invalid, prohibited or unenforceable, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall be unaffected and shall continue in full force and effect.

12. Governing Law. This Agreement and all performance under this Agreement shall be governed by the laws of the State of New York.

13. Waiver; Modification. No waiver or modification of this Agreement or of any covenant, condition or limitation contained herein shall be valid or effective unless it is in writing and duly executed by the Consultant and the Company (and, if applicable, Litt). No failure or delay by either the Company or the Consultant in exercising any right or remedy under this Agreement will waive any provision of this Agreement, nor will any single or partial exercise by either the Company or the Consultant of any right or remedy under this Agreement preclude either of them from otherwise or further exercising the rights or remedies contained herein or granted by any applicable law.

14. Entire Agreement. The terms and provisions of this Agreement shall constitute the entire agreement by the Company and the Consultant with respect to the subject matter hereof and shall supersede any and all prior agreements or understandings between the parties, whether written or oral. Without limiting the generality of the foregoing, all obligations of the parties under the Prior Agreement, other than those which expressly survive termination of the Prior Agreement, have terminated and are of no further force or effect.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute a duplicate original of this Agreement but together shall constitute one and the same instrument.




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         IN WITNESS WHEREOF, the Company and the Consultant have executed this
Agreement as of the day and year first above written.


                                      AMERICAN TECHNICAL CERAMICS CORP.


                                      By: /S/ VICTOR INSETTA
                                          -------------------
                                          Victor Insetta,
                                          President and Chief Executive Officer

                                      NORTHPORT SYSTEMS, INC.


                                      /S/ STUART P. LITT
                                      ------------------
                                      Stuart P. Litt, President

AGREED TO WITH RESPECT TO SECTIONS
1(c), 2, 5, 6, 7 and 8


/S/ STUART P. LITT
------------------
    Stuart P. Litt


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